Exhibit (c)(20)

            UNITED STATES COURT OF APPEALS FOR THE THIRD CIRCUIT

                                                     October 22, 1998
                      Nos. 98-1881 and 98-1882                 E-11-E

                                  98-1881
                        ALLIEDSIGNAL INC., Appellant

                                     v.

                              AMP INCORPORATED
                      (E.D. PA. No. 98-CV-04088) (JTG)

                                  98-1882
                              AMP INCORPORATED

                                     v.

                         ALLIEDSIGNAL CORPORATION;
                        PMA ACQUISITION CORPORATION

       AlliedSignal Inc., and PMA Acquisition Corporation, Appellants
                   (E.D. PA. No. 98-CV-98-CV-04405) (JTG)

PRESENT:     NYGAARD AND LEWIS, Circuit Judges.

            1. Emergency Motion by Appellants for a Stay of Injunction
               Pending Expedited Appeal, or in the Alternative, for an Emergency Hearing On a Limited Merits Issue with Appendix in Support.

            2. Response by Appellee AMP Inc. with Appendix in Support.

            3. Reply to Response (not filed unless court directs)



                                    --------------------------------
                                    Debra Ruh                597-3144
                                    Case Manager


---------------------------------O R D E R---------------------------------
The foregoing motion is denied.


                                    By the Court,


                                    --------------------------------
                                    Circuit Judge

Dated: November 2, 1998